a21 Reports Third Quarter Financial Results

Jacksonville, FL, -- November 29, 2005 -- a21, Inc. ("a21") (OTCBB: ATWOE), a leading online digital content marketplace for creative professionals, today announced, financial results for the third quarter ended September 30, 2005.

Revenues for the third quarter of 2005 were $2,064,000 compared to $2,077,000 for the same period in 2004. Net loss for the third quarter of 2005 was $1,343,000 or $0.03 per share, versus a net loss of $1,046,000, or $0.03 per share, for the same period in 2004. Earnings per share for the third quarter of 2005 was calculated on the basis of 41,874,607 weighted average number of shares outstanding, compared to 38,115,732 weighted average number of shares outstanding for the same period in 2004. The third quarter 2005 results include non-cash charges of $531,000 primarily for compensation, depreciation and amortization expenses.

Revenues were $6,703,000 in the nine months ended September 30, 2005 compared to $5,402,000 in the nine months ended September 30, 2004. Net loss was $3,310,000, or $0.08 per share, in the nine months ended September 30, 2005 as compared to a net loss of $1,997,000, or $0.06 per share, in the nine months ended September 30, 2004. Earnings per share for the nine months ended September 30, 2005 was calculated on the basis of 41,752,336 weighted average number of shares outstanding, compared to 34,000,866 weighted average number of shares outstanding for the same period in 2004. The results for the nine months ended September 30, 2005 include non-cash charges of $1,880,000 primarily for compensation, depreciation and amortization expenses.

The company’s Chairman and CEO, Albert H. Pleus, said, "While our revenues were even with the same quarter last year, we have invested more in our business in the third quarter, are pleased with the progress we are making and believe encouraging results will follow. Feedback from our customers, contributors, employees and other partners has been overwhelmingly positive. In addition, we believe our recent capital raises totaling over $5mm and the acquisition of Ingram Publishing Limited will enable us to further implement our business plan.”

Thomas V. Butta, Vice Chairman and President of a21 and CEO of operating subsidiary SuperStock added, “We believe we have made gains on a number of fronts: sales from direct customers, the number of channel partners carrying our products, the number of images available for sale, the number of image contributors, the further rollout of our new Royalty-Free (RF) brand, Purestock, the successful launch of an RF store on SuperStock.com, continued improvement in customer features on our web site, and in structuring our organization to have our most qualified people in critical positions.”

About a21

a21 (www.a21group.com) is a leading online digital content marketplace for the professional creative community. Through SuperStock (www.superstock.com; www.superstock.co.uk) and Ingram Publishing (www.ingrampublishing.com; www.ingramstock.com), its most recent acquisition, a21 delivers high quality images and exceptional customer service. a21 and its companies provide a whole new level of image access to photographers, artists, photography agencies and other customers, offering a valuable and viable choice in the stock image industry.

a21, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
($ in thousands)

	September 30,	December 31,
	2005	2004
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,157	$717
Accounts receivable, net	1,286	1,302
Inventory	96	—
Prepaid expenses and other current assets	219	200
Income tax receivable	—	108

Total current assets	2,758	2,327

Land and building, net	7,256	7,329
Photo collection, net	1,839	2,198
Property and equipment, net	411	547
Goodwill	1,049	1,049
Contracts with photographers, net	980	1,133
Long-term accounts receivable	508	160
Long-term notes receivable	15	18
Intangible assets, net	74	92
Other long-term assets	101	101
Restricted cash	669	600

Total assets	$15,660	$15,554

LIABILITIES AND STOCKHOLDERS' EQUITY (CAPITAL DEFICIT)
CURRENT LIABILITIES
Current portion of notes payable	$1,078	$—
Accounts payable	901	872
Accrued wages and payroll taxes	116	147
Accrued interest, current	269	187
Accrued purchase price payable	306	201
Current portion of promissory note payable	33	32
Royalties payable	1,083	979

Total current liabilities	3,786	2,418

LONG-TERM LIABILITIES
Promissory note payable, long-term portion	33	67
Other long-term liabilities	62	61
Loan payable	7,480	7,458
Convertible subordinated notes payable, net	—	520
Senior secured notes payable, net	2,291	—
Unsecured notes payable to others, net	—	1,040

Total liabilities	13,652	11,564

a21, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS (Cont’)
(Unaudited)
($ in thousands)

	September 30,	December 31,
	2005	2004
COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST	2,800	2,800

STOCKHOLDERS' EQUITY (CAPITAL DEFICIT)
Preferred stock; $.001 par value; 100,000 shares authorized; no shares issued
and outstanding	—	—
Common stock; $.001 par value; 100,000,000 shares authorized; 53,006,012 and 41,816,012 shares issued at September 30, 2005 and December 31, 2004, respectively, and 49,326,237 and 38,136,237 shares outstanding at
September 30, 2005 and December 31, 2004, respectively	53	42
Treasury stock (at cost, 3,679,775 shares)	—	—
Additional paid-in capital	11,990	10,599
Deferred compensation	(189)	—
Accumulated deficit	(12,721)	(9,411)
Accumulated comprehensive income/(loss)	75	(40)

Total stockholders' equity (capital deficit)	(792)	1,190

Total liabilities and stockholders' equity (capital deficit)	$15,660	$15,554

a21, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
($ in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
REVENUE	$2,064	$2,077	$6,703	$5,402
COST OF REVENUE	669	610	2,097	1,597

GROSS PROFIT	1,395	1,467	4,606	3,805

EXPENSES
Selling, general and administrative	1,997	1,907	5,517	4,305
Depreciation and amortization	363	251	1,075	675

TOTAL OPERATING EXPENSES	2,360	2,158	6,592	4,980

OPERATING LOSS	(965)	(691)	(1,986)	(1,175)

Interest expense, net	(316)	(522)	(1,045)	(1,041)
Other income/(expense), net	(62)	(113)	(279)	(61)

NET LOSS BEFORE INCOME TAX BENEFIT	(1,343)	(1,326)	(3,310)	(2,277)

Income tax benefit	—	280	—	280

NET LOSS	(1,343)	(1,046)	(3,310)	(1,997)

COMPREHENSIVE LOSS
Foreign currency translation adjustment	19	4	115	22

TOTAL COMPREHENSIVE LOSS	$(1,324)	$(1,042)	$(3,195)	$(1,975)

NET LOSS PER SHARE, BASIC AND DILUTED	$(0.03)	$(0.03)	$(0.08)	$(0.06)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	41,874,607	38,115,732	41,752,336	34,000,866

a21, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)
($ in thousands)

	Nine Months Ended
	September 30,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,310)	$(1,997)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,075	675
Loss from disposal of property and equipment	16	—
Amortization of finance costs	41	—
Compensation from the prior issuance of variable options	28	161
Compensation from the issuance of options and warrants	35	48
Compensation from the issuance of restricted stock	397	21
Amortization of debt discount related to unsecured notes payable to others	10	251
Amortization of debt discount related to convertible subordinated notes payable	96	364
Loss on extinguishment of debt due to beneficial conversion features	371	—
Deferred compensation	(189)	—
Deferred income taxes, net	—	(385)
Other changes in long-term assets and liabilities	(15)	(1)
Changes in:
Accounts receivable	(331)	(99)
Inventory	(96)	—
Prepaid expenses and other current assets	70	5
Other assets	—	176
Subtenant deposit	—	62
Accounts payable and accrued expenses	102	(236)
Accrued interest and other current liabilities	187	98
Restricted cash	(69)	(600)

NET CASH USED IN OPERATING ACTIVITIES	(1,582)	(1,457)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of SuperStock, net of cash balance of $1,151 of SuperStock at date of acquisition	—	(1,417)
Additions to leasehold improvements	(232)	—
Investment in photo collection	(9)	—
Purchase of fixed assets	(46)	(294)

NET CASH USED IN INVESTING ACTIVITIES	(287)	(1,711)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	1,204	—
Proceeds from sale of land and building accounted for as loan payable	—	7,457
Net proceeds from senior secured notes payable	2,250	—
Net proceeds from sale of common stock and warrants	—	2,790
Proceeds from issuance of unsecured notes payable and warrants	—	1,050
Proceeds from issuance of convertible subordinated notes payable and warrants	—	1,250
Proceeds from loan payable	23	—
Payment of convertible subordinated notes payable	(1,250)	—
Payment of revolving credit line	—	(1,700)

a21, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)
($ in thousands)

	Nine Months Ended
	September 30,
	2005	2004
Payment of unsecured notes payable to affiliates	—	(160)
Payment of seller note payable	—	(1,576)
Payment of promissory note payable	(33)	—
Payment of note payable to bank	—	(4,554)

NET CASH PROVIDED BY FINANCING ACTIVITIES	2,194	4,557

NET EFFECT OF CUMULATIVE TRANSLATION ADJUSTMENTS	115	22

NET INCREASE IN CASH	440	1,411

CASH AT BEGINNING OF PERIOD	717	1

CASH AT END OF PERIOD	$1,157	$1,412

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Income taxes paid (refunded)	$(108)	$108
Interest paid	769	193

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING AND INVESTING ACTIVITIES:
Repayment of notes payable to affiliates	—	424
Issuance of common stock for accrued interest on notes payable to affiliates	—	51
Issuance of common stock for accrued compensation	—	136
Issuance of common stock for placement costs in connection with the sale of common stock	—	13
Issuance of common stock to sellers as part of acquisition cost of SuperStock	—	137
Deferred compensation	397	—
Debt discount recorded for the issuance of warrants in connection with unsecured note payable and convertible subordinated notes payable	17	422
Debt discount recorded for beneficial conversion of convertible subordinated notes payable	—	1,105
Issuance of warrants as part of acquisition cost of SuperStock	—	83
Note payable to sellers on acquisition of SuperStock	—	1,576
Accrued purchase price payable	105	300
Minority interest	—	2,800
Acquisition of SuperStock (See Note C)	—	7,477
Adjustment to goodwill for reduction in valuation allowance for tax asset	—	484

Media Contact Steven Blinn BlinnPR 212.675.4777 steven@blinnpr.com	Investor Relations Contact Dennis Early CEOcast 212.732.4300 dearly@ceocast.com

The statements contained in this press release contain certain forward-looking statements, including statements regarding a21, Inc.’s expectations, intentions, strategies and beliefs regarding the future. All statements contained herein are based upon information available to a21, Inc. management as of the date hereof and actual results may vary based upon future events, both within and without the control of a21, Inc.’s management.